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                                                                   Exhibit 10.18
                                  News Release
FOR IMMEDIATE RELEASE


Voice Mobility International, Inc. Names James Hewett as Chief Financial Officer

VANCOUVER, May 15, 2000 -- Voice Mobility International, Inc. (OTCBB: VMII), an innovative developer of Internet-based unified communications software, today announced the appointment of James Hewett, C.A., as Chief Financial Officer for the Company.

Prior to joining Voice Mobility, Mr. Hewett was Vice President, Finance and Administration for Steels Industrial Products Ltd. From 1997 to 1999, he served as Chief Financial Officer with Nice Systems Canada Ltd., a computer telephony interface provider of call logging and quality performance products for call centers. In 1997 Nice Systems acquired Dees Communications Ltd., a developer of telephony hardware products and software products used for quality improvements in call centers. From 1993 to 1997, Mr. Hewett served as Chief Financial Officer with Dees Communications Ltd. Mr. Hewett received his Bachelor of Science from the University of British Columbia and is a member of the British Columbia Institute of Chartered Accountants.

 "I am pleased Jim has agreed to join our team," commented Tom O'Flaherty, President of Voice Mobility International, Inc. "He brings a wealth of corporate, financial and operational experience to our senior management team as well as an understanding of the telecommunications and software business which will serve us well in the operational management of the company as it continues to grow," he added.

For further information:
Jay Hutton, Chief Executive Officer, Voice Mobility International, Inc. 604-482-0000
www.voicemobility.com

MEDIA CONTACT
Roger Noujeim
Carly Hutchinson
National Public Relations
604-684-6655
RNOUJEIM@NATIONAL.CA
CHUTCHINSON@NATIONAL.CA

Maxine Barnes
United Kingdom: 0207-251-1385
maxinebarnes@msn.com

INVESTOR RELATIONS
North America: 1-888-370-8751
Investors@voicemobility.com